     As Filed with the Securities and Exchange Commission on April 12, 2001

                                                    Registration No. 333-_______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               UTi WORLDWIDE INC.
             (Exact Name of Registrant as Specified in Its Charter)


          BRITISH VIRGIN ISLANDS                               INAPPLICABLE
      (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                        Identification No.)

             9 COLUMBUS CENTRE
               PELICAN DRIVE
                 ROAD TOWN
                  TORTOLA
          BRITISH VIRGIN ISLANDS                               INAPPLICABLE
(Address of Registrant's Registered Office)                     (Zip code)



                               UTi WORLDWIDE INC.
                        2000 EMPLOYEE SHARE PURCHASE PLAN
                            (Full Title of the Plan)

                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                               NEW YORK, NY 10011
                     (Name and Address of Agent for Service)

                                 (212) 894-8940
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:

      STEPHEN D. COOKE, ESQUIRE                   J. MARK POERIO, ESQUIRE
PAUL, HASTINGS, JANOFSKY & WALKER LLP      PAUL, HASTINGS, JANOFSKY & WALKER LLP
          SEVENTEENTH FLOOR                    1299 PENNSYLVANIA AVENUE, NW
        695 TOWN CENTER DRIVE                      WASHINGTON, DC 20004
       COSTA MESA, CALIFORNIA                         (202) 508-9700
           (714) 668-6200


                                     CALCULATION OF REGISTRATION FEE
============================================================================================================
      Title of                Amount           Proposed Maximum      Proposed Maximum         Amount of
     Securities               to be             Offering Price      Aggregate Offering       Registration
  to be registered        Registered (1)          Per Share              Price (2)               Fee
-------------------------------------------------------------------------------------------------------------
   Ordinary Shares           400,000                $16.15              $6,460,000            $1,615.00
============================================================================================================

(1) Together with an indeterminate number of additional Ordinary Shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the UTi Worldwide Inc. 2000 Employee Share Purchase Plan as the result of stock splits, stock dividends, changes in capitalization or similar adjustments of the outstanding Ordinary Shares of UTi Worldwide Inc. pursuant to Rule 416 of the Securities Act of 1933, as amended.

(2) Under Rule 457(h)(1), the registration fee may be calculated for an employee benefit plan based upon the price at which the options may be exercised, and the price of the underlying securities for shares reserved for future grants. Of the total number of shares registered herein, no Ordinary Shares are subject to rights granted under the Registrant's 2000 Employee Share Purchase Plan and 400,000 Ordinary Shares are available for future grant and are accordingly being registered herein at $16.15 per share which equals the average of the highest and the lowest selling prices on The Nasdaq Stock Market on April 9, 2001.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION*


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

        * The documents containing the information for UTi Worldwide Inc. (the "Registrant") required by Items 1 and 2 of this Part I of this Registration Statement on Form S-8 (the "Registration Statement") will be sent or given to participants in the UTi Worldwide Inc. 2000 Employee Share Purchase Plan (the "Plan") in accordance with Rule 428(b)(1) of the Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the Note to this Part I, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Registrant has become subject to the informational requirements of the Securities Act and, accordingly, will be filing period reports and other information with the Commission. Reports, proxy statements and other information concerning the Registrant filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Registrant. The address for the Commission's Web site is http://www.sec.gov".

        The following documents, which have been filed with the Commission by the Registrant are incorporated by reference in this Registration Statement. The information incorporated by reference is considered to be part of this Registration Statement, and information that the Registrant files later with the Commission will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below.

        (a) The Registrant's Prospectus pursuant to Rule 424(b) of the Securities Act of 1933, as amended, filed with the Commission by the Registrant on November 3, 2000;

        (b) The Registrant's Report of Foreign Private Issuer for the month of April 2001 on Form 6-K dated April 4, 2001, filed with the Commission by the Registrant on April 10, 2001;

        (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

        (d) The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on October 31, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

ALL DOCUMENTS FILED BY THE REGISTRANT WITH THE COMMISSION PURSUANT TO SECTIONS 13(a), 13(c), 14 AND 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT THAT INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.


ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.




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

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under British Virgin Islands law, each of the Registrant's directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Registrant's Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by British Virgin Islands law or any other applicable laws, the Registrant's directors will not be personally liable to the Registrant or its shareholders for any acts or omissions in the performance of their duties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.


ITEM 8.  EXHIBITS

        For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS

        1.     The Registrant hereby undertakes:

               (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933, as amended;

                      (ii) to reflect in the prospectus any facts or events
               which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that the undertakings set forth in paragraphs
               (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.




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

        2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Rancho Dominquez, State of California, on this 12th day of April, 2001.


                                        UTi WORLDWIDE INC.


                                        By:  /s/  Roger I. MacFarlane
                                             ----------------------------------
                                             Roger I. MacFarlane
                                             Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appear below constitutes and appoints Roger
I. MacFarlane and Lawrence R. Samuels as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 426(b) under the Securities Act of 1933, as amended) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact and agent or his/her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                               Title                                        Date
---------                               -----                                        ----
/s/ Matthys J. Wessels                  Chairman of the Board of Directors,
-----------------------------------     Chief Executive Officer African         April 12, 2001
Matthys J. Wessels                      Region and Director


/s/ Alan C. Draper                      Executive Vice President, President
-----------------------------------     Asia Pacific Region and Director        April 12, 2001
Alan C. Draper


/s/ Roger I. MacFarlane                 Chief Executive Officer and Director    April 12, 2001
-----------------------------------
Roger I. MacFarlane


                                        President, Chief Operating Officer      April __, 2001
-----------------------------------     and Director
Peter Thorrington


/s/ Lawrence R. Samuels                 Chief Financial Officer, Senior Vice    April 12, 2001
-----------------------------------     President - Finance and Secretary
Lawrence R. Samuels


/s/ J. Simon Stubbings                  Director                                April 12, 2001
-----------------------------------
J. Simon Stubbings


                                        Director                                April __, 2001
-----------------------------------
Allan M. Rosenzweig


                                        Director                                April __, 2001
-----------------------------------
Leon J. Level




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


                                INDEX TO EXHIBITS

Exhibit      Description
-------      -----------

 4           UTi Worldwide Inc. 2000 Employee Share Purchase Plan, as amended

 5 Opinion of Harney, Westwood & Riegels regarding the legality of the securities being registered by the Registrant

 23.1        Consent of Deloitte & Touche

 23.2        Consent of Harney, Westwood & Riegels hereof (contained in Exhibit
             5.1 hereof)

 24          Power of Attorney (contained in the signature page hereof)




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